Exhibit 10.1

August 1, 2023

Vadim Mats

Chief Executive Officer

The NFT Gaming Company, Inc.

101 Eisenhower Parkway, Suite 300

Roseland, NJ 07068

RE: Termination of Software and Patent License Agreement between NFT Gaming Company Inc. (“Company”) and The Trustees of Columbia University in the City of New York (“Columbia”), dated August 29, 2022 (“Agreement”)

Dear Mr. Mats:

This letter sets forth the agreement by Company and Columbia with respect to the termination of the above referenced Agreement.

The parties have mutually agreed to terminate the Agreement effective as of August 1, 2023 (“Termination Effective Date”). All rights previously granted to Company under the Agreement are hereby terminated, except for those limited rights and obligations that may survive termination pursuant to Section 17f thereof. All other terms of the Agreement shall be of no further force or effect as of the Termination Effective Date.

If the foregoing correctly sets forth our mutual understanding, please execute and return a copy of this letter to me for countersignature.

Sincerely,

THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK		THE NFT GAMING COMPANY, INC.

By:	/s/ Orin Herskowitz	By:	/s/ Vadim Mats
Title:	Exec Dir, CTV	Title:	CEO
Date:	August 9, 2023	Date:	08.09.2023
TTS# 62187